MediaOne Group, Inc.
Consolidated Domestic Cable Highlights-Pro Forma (1)
MediaOne
(UNAUDITED)
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                                                  Three
                                              Months Ended
                                                March 31,

Dollars in
millions                                 1999        1998        Percent
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Video Revenues
 Basic cable                             $   439     $   413         6.3%
 Premium                                      82          79         3.8
 Pay-per-view                                 22          13        69.2
 Advertising                                  42          31        35.5
 Equip. & instal.                             46          40        15.0
 Other                                         1           1           -
                                          -------------------      --------
Total Video
 Revenues                                    632         577         9.5

Telephone and High Speed Data                 22          10       120.0
                                         --------------------      --------
Total Broadband
Revenue                                   $   654     $   587        11.4%
                                         ====================      ========


Operating Cash Flow(2)
 Video
(excluding Y2K costs)                     $   267     $  250         6.8%
 Telephone and High Speed Data                (19)       (10)      (90.0)
 Year 2000 costs                               (7)         -           -
                                         ---------------------     -------
Total Operating
 Cash Flow                                $   241     $  240         0.4%
                                         =====================     =======
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(1) Results reflect pro forma adjustments for acquisitions and dispositions.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives
    (e.g. systems improvements, call center consolidations, etc.)
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